SHAREHOLDERS AGREEMENT

          SHAREHOLDERS AGREEMENT, dated as of December 28, 2000 (this "Agreement") among OrthoStrategies Inc., a New York corporation, ("OS"), OrthoStrategies Acquisition Corp., a New York corporation and a wholly owned subsidiary of OS ("Purchaser"), The Langer Biomechanics Group, Inc., a New York corporation (the "Company"), and the individuals and entities listed on Exhibit A attached hereto (each, a "Shareholder" and, collectively, the "Shareholders").

                                R E C I T A L S :

          OS, Purchaser, and the Company propose to enter into a Tender Offer Agreement dated as of the date hereof (as the same may be amended or supplemented, the "Offer Agreement") providing for the making of a cash offer (as such offer may be amended from time to time as permitted under the Offer Agreement, the "Offer") by Purchaser for up to 1,959,886 (equivalent to 75%) of the outstanding shares of common stock, par value $.02 per share, of the Company ("Company Common Stock"), upon the terms and subject to the conditions set forth in the Offer Agreement; and

          Each Shareholder owns the number of shares of Company Common Stock set forth opposite his or its name on Exhibit A attached hereto (such shares of Company Common Stock, together with any other shares of capital stock of the Company acquired by such Shareholders after the date hereof and during the term of this Agreement, including, without limitation, through the exercise of any stock options, warrants or similar instruments, being collectively referred to herein as the "Subject Shares"); and

          As a condition to their willingness to enter into the Offer Agreement, OS and Purchaser have requested that each Shareholder enter into this Agreement;

          NOW, THEREFORE, to induce OS and Purchaser to enter into, and in consideration of their entering into, the Offer Agreement, and in consideration of the premises and agreements contained herein, the parties agree as follows (capitalized terms used herein but not defined herein have the meanings set forth in the Offer Agreement):

          1. Purchase and Sale of Subject Shares. Each Shareholder hereby severally agrees to tender to Purchaser in the Offer, and Purchaser hereby agrees to purchase, subject to the terms and conditions set forth herein and in the Offer, including, without limitation, terms regarding the proration of Company Common Stock to be purchased in the Offer, all Subject Shares set forth opposite such Shareholder's name on Exhibit A hereto, at a price per Share equal to the initial Offer Price of $1.525 per share provided that notwithstanding any provision herein to the contrary, upon the closing of the Offer, Purchaser shall pay each Shareholder $1.525 per Share (or such higher price as Purchaser may set in the Offer) for each Share tendered. All Subject Shares required to be tendered in accordance herewith (a) shall be tendered in the most expeditious manner as promptly as practicable after the date of this Agreement and in such connection each Shareholder shall deliver on the date hereof (1) all necessary instructions and authorizations to brokerage firms which may be

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holding such Subject Shares to tender the Subject Shares to the Depository
Agent engaged by OS for the Offer and (2) Subject Shares held directly to the Depository Agent engaged by OS for the Offer, and (b) such tender and instructions shall not be withdrawn by any Shareholder without Purchaser's consent, except if the Offer Agreement is terminated in accordance with its terms or by reason of breach by OS or Purchaser.

          2. Representations and Warranties of Each Shareholder. Each Shareholder hereby represents and warrants, severally and not jointly, to OS and Purchaser as of the date hereof only in respect of himself or itself as follows:

             (a) Organization. If Shareholder is a corporation, limited partnership or trust, it has been duly organized and is validly existing under the laws of the jurisdiction in which it was formed.

             (b) Authority. The Shareholder has all requisite power and authority to enter into this Agreement and the transactions contemplated hereby and to perform his or its obligations pursuant to the terms of this Agreement. The execution and delivery of this Agreement by the Shareholder, the performance of his or its covenants and agreements hereunder, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of the Shareholder. This Agreement has been duly executed and delivered by the Shareholder and constitutes a valid and binding obligation of the Shareholder enforceable against the Shareholder in accordance with its terms, except as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws, and general principles of equity, affecting creditors rights generally.

             (c) No Legal Bar; Conflicts. Except for informational filings with the Securities and Exchange Commission ("SEC"), the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, (i) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, any provision of, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, writ, injunction, decree, statute, law, ordinance, rule or regulation applicable to the Shareholder or to the Shareholder's property or assets, including the Subject Shares, or (ii) require any filing by the Shareholder with, or permit, authorization, consent or approval of, or notice to, any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or regulatory authority or agency, domestic, foreign or supranational. If the Shareholder's Subject Shares constitute community property or the Shareholder otherwise needs spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Shareholder's spouse, enforceable against such spouse in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws or creditors' rights generally or by general principles of equity.

             (d) The Subject Shares; Options. The Shareholder is the record or beneficial owner of, and has good and marketable title to, the Subject
Shares and the options or

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warrants (herein "Options") set forth opposite his name on Exhibit A attached hereto, free and clear of any liens or encumbrances of any kind other than, in the case of the Options, the restrictions or encumbrances set forth in the instruments evidencing such Options or pursuant to which they were acquired by Shareholder, and there is no restriction on Shareholder's ability, power or right to transfer or dispose of his or its Subject Shares, other than applicable federal and state securities laws and the restrictive legends which may appear on the stock certificates therefor. The Shareholder does not own of record any shares of capital stock of the Company or any Subsidiary other than the Subject Shares set forth opposite his or its name on Exhibit A attached hereto. The Shareholder has the sole right to vote and transfer his or its Subject Shares, and none of his or its Subject Shares is subject to any proxy, voting trust, voting agreement, shareholders agreement, buy-sell agreement, right-of-first refusal or other agreement, arrangement or restriction with respect to the voting or transfer of such Subject Shares, except as contemplated by this Agreement.

             (e) Brokers. No broker, finder, investment banker or other person is entitled to any brokerage, finder's or other fee or commission in connection with the execution of this Agreement by such Shareholder or the performance by such Shareholder of his or its obligations hereunder.

          3. Representations and Warranties of the Company. The Company hereby represents and warrants to OS and Purchaser as follows:

             (a) Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has full corporate power and authority to own its properties and to conduct the businesses in which it is now engaged.

             (b) Authority. The Company has all requisite power and authority to enter into this Agreement and the transactions contemplated hereby and to perform its obligations pursuant to the terms of this Agreement. The execution, delivery and performance of this Agreement by the Company, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws, and general principles of equity, affecting creditors rights generally. Except for informational filings with the SEC, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, (i) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, any provision of, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, writ, injunction, decree, statute, law, ordinance, rule or regulation applicable to the Company or to the Company's property or assets, or
(ii) require any filing by the Company with, or permit, authorization, consent or approval of, or notice to, any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or regulatory authority or agency, domestic, foreign or supranational.

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          4.   Representations and Warranties of OS and Purchaser.  Each of OS
and Purchaser hereby represents and warrants to each Shareholder and the Company as follows:

               (a) Organization. Each of OS and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has full corporate power and authority to own its properties and to conduct the businesses in which it is now engaged.

               (b) Authority. Each of OS and Purchaser has all requisite power and authority to enter into this Agreement and the transactions contemplated hereby and to perform its obligations pursuant to the terms of this Agreement. The execution, delivery and performance of this Agreement by OS and Purchaser, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of OS and Purchaser. This Agreement has been duly executed and delivered by OS and Purchaser and constitutes a valid and binding obligation of each of OS and Purchaser enforceable against OS and Purchaser in accordance with its terms, except that the enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws, and general principles of equity, affecting creditors rights generally. Except for informational filings with the SEC, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, (i) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, any provision of, any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, writ, injunction, decree, statute, law, ordinance, rule or regulation applicable to OS or Purchaser or to OS's or Purchaser's property or assets, or (ii) require any filing by OS or Purchaser with, or permit, authorization, consent or approval of, or notice to, any federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or regulatory authority or agency, domestic, foreign or supranational.

             (c) Brokers. No broker, finder, investment banker or other person is entitled to any brokerage, finder's or other fee or commission for which any Shareholder or the Company will be liable in connection with the execution of this Agreement by OS and Purchaser or the performance by OS and Purchaser of their obligations hereunder.

             (d) Investment Intent. The Purchaser is acquiring those Subject Shares that bear a restrictive legend for investment and not with a view toward, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the Subject Shares. Purchaser acknowledges that certain of the Subject Shares bear restrictive legends as identified on Exhibit A and may be "restricted stock" and are accordingly being acquired pursuant to the so-called 4(1-1/2)exemption, or other applicable exemption, from the Securities Act of 1933, as amended. Nothing in this Agreement is intended to or shall restrict the Purchaser's right to sell or transfer the Subject Shares subsequent to the Purchaser's acquisition thereof, subject to compliance with applicable securities laws.

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             (e) Sophistication.  The principals of Purchaser and OS have such knowledge and experience in financial and business matters, and in particular in investments in companies in the industry in which the Company operates, to enable them to make an informed decision with respect to the acquisition of the Subject Shares. Such principals have received copies of the Company's filings with the Securities and Exchange Commission within the past 12 months and have seen and reviewed the Offer Agreement, including the Schedules thereto.

          5. Covenants of Each Shareholder. Until the termination of this Agreement in accordance with Section 14, each Shareholder, severally and not jointly, agrees as follows:

               (a) At any meeting of Shareholders of the Company or at any adjournment thereof or in any other circumstances upon which the Shareholder's vote, consent or other approval is sought under applicable law, the Shareholder shall, or shall cause the record holder of his or its Subject Shares to, vote (or cause to be voted) his or its Subject Shares (and each class thereof) against (i) any amendment of the Company's Certificate of Incorporation or by-laws, which amendment would be reasonably likely to impede, frustrate, prevent or nullify the Offer or any of the other transactions contemplated by the Offer Agreement or change in any manner the voting rights of any class of Company Common Stock, (ii) any action that would cause the Company to breach any representation, warranty or covenant contained in the Offer Agreement or (iii) any action to elect to the Company's Board of Directors anyone other than the designees of Purchaser or replacements of existing Directors, which replacement Directors agree to resign on the Closing of the Offer.

               (b) The Shareholder shall not, except as contemplated by Section 1 and Section 6 hereof or with the written consent of OS or Purchaser, during the period commencing as of the date hereof and ending on the earlier of (i) the purchase of Subject Shares pursuant to Section 1 or Section 6 hereof and (ii) March 31, 2001, (A) sell, transfer, give, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to any Transfer of, any or all of such Subject Shares or Options or any interest therein or enter into any contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of the Subject Shares or Options to any person or (B) enter into any voting arrangement, directly or indirectly, whether by proxy, voting agreement or otherwise, in respect of the Subject Shares and shares issuable upon exercise of the Options, and the Shareholder agrees not to commit or agree to take any of the foregoing actions. Any transfer or attempted transfer of Subject Shares in violation of this Agreement shall be void and of no force and effect.

          6.   Transfer to Purchaser.

               (a) Each Shareholder agrees that if the Offer is not completed or is terminated in each case due to the receipt by the Company or its shareholders of a Company Acquisition Proposal at a higher price per share than the initial Offer Price of $1.525 per share, then upon the Purchaser's election at any time within the Purchase Period set forth in this Section 6, such Shareholder shall sell all, but not less than all, of his or its Subject Shares to Purchaser at $1.525 per share.

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          Purchaser  shall send notice of its  election to purchase  the Subject
Shares of each Shareholder (the "Purchase Notice") no later than 11:59 P.M.
March 31, 2001 (the "Purchase Period"). The Purchase Notice shall specify a time (the "Closing Date") and place for the transfer of each Shareholder's Subject Shares which shall not be less than five (5) or more than twenty (20) days after the date of the Purchase Notice. At closing, Purchaser shall pay to each Shareholder the aggregate purchase price for his or its Subject Shares, by bank check or wire transfer of immediately available funds to accounts designated by each Shareholder no later than two days prior to the Closing Date, against delivery of the stock certificates representing the Subject Shares duly endorsed or accompanied by stock powers duly endorsed in blank with signatures medallion guaranteed. All Subject Shares shall be delivered free and clear of any and all liens, claims, encumbrances or restrictions. The obligation of each Shareholder to transfer the Subject Shares to Purchaser pursuant to this Section 6 shall continue in full force and effect during the Purchase Period despite the existence of a Company Acquisition Proposal.

             (b) Each Shareholder agrees that such Shareholder will deliver to the Company, immediately after the execution hereof (or, in the event Subject Shares are acquired by a Shareholder subsequent to the date hereof, immediately after such acquisition), any and all certificates representing such Shareholder's Subject Shares in order that the Company may inscribe upon such certificates a legend confirming the Agreements contained herein. Upon receipt of such certificates the Company shall promptly inscribe the legend on certificates representing such Subject Shares, and deliver the same to such Shareholder, who will immediately thereafter or, if later, promptly upon commencement of the Offer, tender the same to the Depositary Agent engaged by Purchaser to facilitate the Offer.

          7. Covenants of the Company. Until the termination of this Agreement in accordance with Section 14, the Company agrees not to permit any transfer of Subject Shares in violation of this Agreement to be recorded on its books and records and, concurrently herewith shall so direct its transfer agent and all parties hereto acknowledge such direction.

          8. Further Assurances. Each Shareholder will from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Purchaser may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

          9. Successors; Recapitalizations. Each Shareholder agrees that this Agreement and the obligations hereunder shall attach to such Shareholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including without limitation such Shareholder's heirs, guardians, administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Common Stock, or the acquisition of additional shares of Company Common Stock or other voting securities of the Company by any Shareholder, the number of Subject Shares listed in Exhibit A beside the name of such Shareholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock or other voting securities of the Company issued to or acquired by such Shareholder.

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

          10. Options. Each of Kenneth Granat, Stephen V. Ardia, Thomas I. Altholz and Daniel J. Gorney (the "Option Sellers") agrees not to exercise any of his Options prior to the earlier of March 31, 2001 or the purchase of Shares pursuant to the Offer or Section 6 hereof. Further each of the Option Sellers agrees effective upon the purchase of Shares pursuant to the Offer or Section 6 hereof, to sell and transfer to the Company for the amount set forth opposite his name on Exhibit A hereto, all right, title and interest he may have to purchase or acquire any shares of Company Common Stock, including the options or warrants ascribed to him on Exhibit A hereto.

          11. Release. On the Closing Date, each Shareholder shall execute and deliver a release in favor of the Company of any and all claims which such Shareholder may have or had against or with respect to the Company, its successors or assigns, in his or its capacity as a Shareholder of the Company, by virtue of any matter, cause or thing arising prior to the Closing Date.

          12. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party or parties without the prior written consent of all the other parties, except that (i) Purchaser may assign, in its sole discretion, in whole or in part, any or all of its rights, interests and obligations hereunder to any shareholder of OS which has committed to fund Purchaser for purposes of the Offer Agreement and any subsidiary of OS that may be substituted for Purchaser as contemplated by the Offer Agreement, and (ii) OS may assign, in its sole discretion, any and all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of OS, provided that OS will continue to remain primarily liable for its obligations hereunder in the event of any assignment pursuant to this clause (ii). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

          13. Conditions. The obligations of OS and Purchaser to purchase and the obligations of each Shareholder to sell the Subject Shares pursuant to
Section 1 of this Agreement shall be subject to the prior satisfaction or waiver of the following conditions:

               (a) Purchaser shall have accepted the Subject Shares for payment under the terms of the Offer;

               (b)  the Minimum Condition shall have been satisfied;

               (c) all regulatory approvals required by any applicable law, rule, or regulation, including any applicable local, state, federal or foreign regulation, shall have been obtained, and each such approval shall be final;

               (d) all conditions to the obligations of OS and Purchaser under the Offer Agreement shall have been satisfied; and

               (e) there shall exist no preliminary or permanent injunction, or any order by the SEC, any state securities agency, or any court of competent jurisdiction, delaying, restricting, preventing or prohibiting the purchase or delivery of the Subject Shares.

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          14.  Termination.  If Purchaser has not  purchased the Subject  Shares pursuant to the Offer and if Purchaser has not sent the Purchase Notice, prior to the end of the Purchase Period, then at the end of the Purchase Period this Agreement shall terminate without any liability hereunder on the part of Purchaser or any Shareholder, unless the failure of Purchaser to purchase the Subject Shares was caused by a breach of this Agreement by any Shareholder, OS or Purchaser, in which event the non-breaching party shall have the right to seek such remedies as may be available to it at law or in equity; provided, however, that Sections 14, 15 and 18 hereof shall survive any termination of this Agreement.

          15.  General Provisions.

               (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

               (b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by facsimile (with confirmation of delivery) or, personally, sent by overnight courier (providing proof of delivery) or sent by registered or certified mail, postage prepaid as follows:

               (1)  If to Trigran Investments, L.P.

                    3201 Old Glenview Road
                    Suite 235
                    Wilmette, Illinois  60091
                    Attn: Douglas Granat

               (2)  If to The Granat Family Limited Partnership

                    3201 Old Glenview Road
                    Suite 235
                    Wilmette, Illinois  60091
                    Attn: Kenneth Granat

               (3)  If to the Kenneth Granat 1990 Family Trust

                    Gerald A. Weber, Trustee
                    C/o Gould & Ratner
                    Suite 800
                    222 North LaSalle Street
                    Chicago, Illinois  60601
                    Facsimile No. (312) 236-3241

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

               (4)  If to Kenneth Granat at:

                    3201 Old Glenview Road
                    Suite 235
                    Wilmette, Illinois  60091

     with, in the case of 1- 4 above, a copy to:

                    Gould & Ratner
                    Suite 800
                    222 North LaSalle Street
                    Chicago, Illinois 60601
                    Facsimile No. (312) 236-3241
                    Attention: Gerald A. Weber, Esq.

               (5)  If to Stephen V. Ardia at:

                    3 West Lake Street
                    Skaneateles, New York 13152

               (6)  If to Justin Wernick at:

                    Apt. 6J
                    96 Fifth Avenue
                    New York, New York 10011

               (7)  If to Thomas I. Altholz at:

                    59 Lakewood Park
                    Highland Park, Illinois 60035

               (8)  If to Donald Cecil at:

                    3 Stratford Road
                    Harrison, New York  10528

               (9)  If to Daniel J. Gorney

                    19 Queens Lane
                    Queensbury, New York 12804

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               (10) If to The Langer Biomechanics Group, Inc.

                    450 Commack Road
                    Deer Park, New York 11729
                    Attn: Thomas G. Archbold

     in each case, with a copy to:

                    Kaufman & Moomjian, LLC
                    Suite 206
                    50 Charles Lindbergh Blvd.
                    Mitchel Field, New York 11553
                    Attention: Gary T. Moomjian, Esq.

               (11) If to OS or Purchaser:
                    OrthoStrategies, Inc.
                    c/o Andrew H. Meyers
                    31 The Birches
                    Roslyn Estates, NY 11576

     with a copy to:

                    Herrick, Feinstein LLP
                    2 Park Avenue
                    New York, New York  10016
                    Attention:  Lawrence M. Levinson, Esq.
                    Telecopy No.:  (212) 889-7577


Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received (a) on the date of delivery, if hand delivered or delivered by telecopier; (b) one business day after delivery to an overnight courier; and (c) two business days after the date of mailing, if mailed.

             (c) Interpretation. When a reference is made in this Agreement to an Article or a Section, such reference shall be deemed made to an Article or a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context otherwise requires, words importing the singular shall include the plural, and vice versa. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Offer Agreement.

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

             (d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more of the counterparts have been signed by each of the parties and delivered to the other party, it being understood that each party need not sign the same counterpart.

             (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto and their respective successors and assigns any rights or remedies hereunder.

             (f) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to its conflicts of laws rules.

             (g)  Survival.   The   representations  and  warranties  of  each
Shareholder, the Company, OS and Purchaser contained herein, each as of the date hereof and as of the Closing Date, as to his or its organization, authority to enter into this Agreement, ownership of his or its Subject Shares, and brokers' fees shall survive the delivery and sale of the Subject Shares pursuant to the terms hereof.

             (h) Expenses. Each of the parties hereto shall bear his or its own expenses in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

          16. Shareholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his capacity as such director or officer. Each Shareholder signs solely in his capacity as the record or beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Shareholder's Subject Shares and nothing herein (including, without limitation, the provisions of Section 5) shall limit or affect any actions taken by a Shareholder in his capacity as an officer or director of the Company.

          17. Exculpation. Notwithstanding any provision of this Agreement or the Offer Agreement to the contrary, no action of any Shareholder who is a director of the Company (a "Director") taken in his capacity as a Director, shall be, or be deemed to be, a breach of any provision of this Agreement if such action is taken by the Director, in his sole discretion, in the performance of his fiduciary or any other duty as a Director, in the best interests of the Company or its shareholders or to comply with applicable law and regulations.

          18. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New

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

York or in a New York state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or the transactions contemplated hereby in any court other than a Federal court sitting in the State of New York or a New York state court and
(iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

          19. Public Announcements. No Shareholder shall issue any press release or make any public statement with respect to this Agreement and the purchase of its or his Subject Shares hereby, without the prior written consent of OS, which may not be unreasonably withheld, except as may be required by applicable law, the regulations of the SEC, court process or by obligations pursuant to any listing agreement with any national securities exchange; provided that in such case such Shareholder shall provide a copy of the proposed release in advance to OS and provide OS with an opportunity to comment thereon in a timely manner, unless emergency circumstances preclude such procedure. This restriction does not extend to such press releases as the Shareholders, in their capacities as officers and directors of the Company, may determine to issue in connection with the Offer.

          20. Confidential Information. Each Shareholder, individually and not jointly, covenants and agrees that from and after the purchase of such Shareholder's Shares pursuant to Section 1 or Section 6 hereof, such Shareholder shall keep secret all non-public Confidential Information (as defined below) of the Company and not to disclose it to anyone outside the Company or use it for their own account or the account of others without the Company's prior written consent except for such Confidential Information which:

          (1) is or becomes generally available to the public through no act on the part of such Shareholder;

          (2) is or becomes available on a non-confidential basis from a party that is not subject to an obligation of confidentiality with respect thereto; or

          (3) is required to be disclosed pursuant to subpoena, court order or applicable law.

"Confidential Information" shall include proprietary information about the Company's business, products, costs, profits, finances, internal financial statements and projections, markets, sales, customers, vendors, personnel, pricing policies, operational methods, technical processes and methods, plans for future developments, specifications, trade secrets, technology, know-how, research and development. This Section 20 shall survive and continue in effect from and after the purchase of Shares pursuant to Section 1 or Section 6 hereof.

          IN WITNESS WHEREOF, OS, Purchaser, the Company and the Shareholders have caused this Agreement to be duly executed and delivered as of the date first written above.



  /s/ Kenneth Granat
--------------------------------
KENNETH GRANAT


  /s/ Stephen V. Ardia
--------------------------------
STEPHEN V. ARDIA


  /s/ Justin Wernick
--------------------------------
JUSTIN WERNICK


  /s/ Thomas I. Altholz
--------------------------------
THOMAS I. ALTHOLZ


  /s/ Donald Cecil
--------------------------------
DONALD CECIL

  /s/ Daniel J. Gorney
--------------------------------
DANIEL J. GORNEY



THE LANGER BIOMECHANICS GROUP, INC.


By: /s/ OrthoStrategies, Inc.
   -----------------------------
ORTHOSTRATEGIES, INC.


By:  /s/ Andrew H. Meyers
   -----------------------------
   ANDREW H. MEYERS,
   PRESIDENT

ORTHOSTRATEGIES ACQUISITION CORP.



By:  /s/ Andrew H. Meyers
   ----------------------------------
   ANDREW H. MEYERS,
   PRESIDENT
TRIGRAN INVESTMENTS, L.P.

By:  TRIGRAN INVESTMENTS, INC.,ITS GENERAL PARTNER

     By:  /s/ Douglas Granat
        -----------------------------
        DOUGLAS GRANAT,
        PRESIDENT


KENNETH GRANAT 1990 FAMILY TRUST


By:  /s/ Kenneth Granat
   ----------------------------------
   KENNETH GRANAT,
   TRUSTEE

THE GRANAT FAMILY LIMITED PARTNERSHIP


By:  /s/ Kenneth Granat
   ----------------------------------
   KENNETH GRANAT,
   GENERAL PARTNER

                                    EXHIBIT A

Shareholders and Subject Shares Owned by Them

                                  SHARES OWNED     DIRECTOR SHARES     TOTAL

Trigran Investments, L.P.           620,953                           620,953

The Granat Family Limited            30,000                           30,000
Partnership

Kenneth Granat                       65,000          11,000(1)        76,000

Kenneth Granat 1990 Family Trust     10,400                           10,400

Stephen V. Ardia                     62,333(1)       11,000(1)        73,333

Dr. Justin Wernick                  224,867(1)                       224,867

Daniel J. Gorney                     20,000(1)                        20,000

Thomas I. Altholz                    40,500          11,000(1)        51,500

Donald Cecil                        248,553                          248,553
                                   --------         -------        ---------

                                  1,322,606          33,000        1,355,606

(1)These shares bear legends stating that they have not been registered under the Securities Act of 1933 and may not be transferred without registration or an exemption therefrom and may be considered "Restricted Stock"



Shareholders and Options Owned by Them

                                     NUMBER                                 AGGREGATE
                       GRANT         OF           EXERCISE  EXPIRATION      PURCHASE
                       DATE          SHARES       PRICE     DATE            PRICE

Kenneth Granat       10/02/97        25,000       1.875     10/02/02        $10

                     11/30/98        20,000       1.125     11/30/08        $8,000

Stephen V. Ardia     11/30/98        75,000       1.125     11/30/08        $30,000
Thomas I. Altholz    11/30/98         5,000       1.125     11/30/08        $2,000

Daniel J. Gorney     11/30/98        75,000       1.125     11/30/08        $30,000

                     05/18/99        25,000         1.5     05/18/99        $625
                                    -------                                 -------

Total                               225,000                                 $70,635